UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2025

BROWNIE’S MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (954) 462-5570

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As of June 11, 2025, Brownie’s Marine Group, Inc., a Florida corporation (the “Company”), and Charles Hyatt, a member of the Company’s board of directors (“Hyatt”), executed (a) a second amendment to a promissory note in the principal amount of $150,000, which was originally issued by the Company to Hyatt on November 7, 2023 (the “2023 Note”), to further extend the 2023 Note’s maturity date from May 7, 2025 to November 7, 2025, and (b) a second amendment to a promissory note in the principal amount of $280,000, which was originally issued by the Company to Hyatt on February 5, 2024 (the “2024 Note”), to further extend the 2024 Note’s maturity date from May 5, 2025 to November 5, 2025. Except as specifically amended by the amendments, the terms and conditions of the 2023 Note and 2024 Note remain in full force and effect.

The foregoing descriptions of the second amendments to the 2023 Note and 2024 Note are qualified in their entirety by reference to the full text of such documents, copies of which are attached to this report as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 2 to Promissory Note, dated June 11, 2025, to Promissory Note originally issued on November 7, 2023
4.2	Amendment No. 2 to Promissory Note, dated June 11, 2025, to Promissory Note originally issued on February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: June 16, 2025	By:	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer